EX-99.d.3.i

AMENDMENT NO. 1 TO EXHIBIT A
OF THE SUB-ADVISORY AGREEMENT

THIS AMENDMENT NO. 1 dated 15 November, 2021 to EXHIBIT A to the Second Amended and Restated Sub-Advisory Agreement dated March 25, 2021 (the “Agreement”) between DELAWARE MANAGEMENT COMPANY, a series of Macquarie Investment Management Business Trust (the “Investment Manager”), and MACQUARIE INVESTMENT MANAGEMENT GLOBAL LIMITED (the “Sub-Adviser”), lists the Funds for which the Sub-Adviser provides investment sub-advisory services pursuant to the Agreement.

FUND	EFFECTIVE DATE	INVESTMENT MANAGEMENT FEE
Delaware VIP® Trust Delaware VIP REIT Series	June 11, 2020	0.20% on all assets
Delaware Group® Equity Funds IV Delaware Equity Income Fund	January 28, 2021
Delaware Group® Equity Funds IV Delaware Growth and Income Fund	January 28, 2021
Delaware VIP® Trust Delaware VIP Equity Income Series	January 28, 2021
Delaware VIP® Trust Delaware VIP Growth & Income Series	January 28, 2021
Delaware Investments Dividend and Income Fund, Inc.	January 1, 2021
Delaware Enhanced Global Dividend and Income Fund	January 1, 2021
Ivy Funds Delaware Ivy Pictet Targeted Return Bond Fund	November __, 2021
Ivy Funds Delaware Ivy Global Bond Fund	November __, 2021

Ivy Funds Delaware Ivy Emerging Markets Fund	November __, 2021
Delaware Group® Equity Funds IV Delaware Total Return Fund	June 11, 2020	0.20% on the portion of assets managed by the Sub-Adviser
Delaware Group Equity Funds V Delaware Wealth Builder Fund	June 11, 2020
Delaware Group Foundation Funds Delaware Strategic Allocation Fund	June 11, 2020
Delaware Pooled Trust Delaware Global Listed Real Assets Fund	June 11, 2020
Delaware VIP® Trust Delaware VIP Total Return Series	June 11, 2020

Except as provided herein, the terms and conditions contained in the Agreement shall remain in full force and effect.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Amendment No. 1 to Exhibit A as of the dates set forth above.

DELAWARE MANAGEMENT COMPANY,		MACQUARIE INVESTMENT
A series of Macquarie Investment Management		MANAGEMENT GLOBAL LIMITED
Business Trust

By:	/s/ Susan Natalini	By:	/s/ Matthew Mulcahy	/s/ Hassan Salem
Name:	Susan Natalini	Name:	Matthew Mulcahy	Hassan Salem
Title:	Managing Director, Senior Vice President	Title:	Attorney	Attorney

Agreed to and accepted as of the day and year first above written:

DELAWARE VIP TRUST

By	/s/ Daniel V. Geatens
Name:	Daniel Geatens
Title:	Head, US Fund Administration

DELAWARE GROUP® EQUITY FUNDS IV

By	/s/ Daniel V. Geatens
Name:	Daniel Geatens
Title:	Head, US Fund Administration

DELAWARE INVESTMENTS DIVIDEND
AND INCOME FUND, INC.

By	/s/ Daniel V. Geatens
Name:	Daniel Geatens
Title:	Head, US Fund Administration

DELAWARE ENHANCED GLOBAL
DIVIDEND AND INCOME FUND

By	/s/ Daniel V. Geatens
Name:	Daniel Geatens
Title:	Head, US Fund Administration

DELAWARE GROUP® EQUITY FUNDS V

By	/s/ Daniel V. Geatens
Name:	Daniel Geatens
Title:	Head, US Fund Administration

DELAWARE FOUNDATION FUNDS

By	/s/ Daniel V. Geatens
Name:	Daniel Geatens
Title:	Head, US Fund Administration

DELAWARE POOLED TRUST

By	/s/ Daniel V. Geatens
Name:	Daniel Geatens
Title:	Head, US Fund Administration

IVY FUNDS

By	/s/ Daniel V. Geatens
Name:	Daniel Geatens
Title:	Head, US Fund Administration